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                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                      GLOBAL INDUSTRIAL TECHNOLOGIES, INC.
                                       AT
                              $13.00 NET PER SHARE
                                       BY
                             HEAT ACQUISITION CORP.
                      AN INDIRECT, WHOLLY OWNED SUBSIDIARY
                                       OF
                                     RHI AG

       THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, AUGUST 12, 1999, UNLESS THE OFFER IS EXTENDED.

                                                                   July 16, 1999

To Our Clients:

    Enclosed for your consideration are the Offer To Purchase, dated July 16, 1999 (the "Offer To Purchase"), the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") and other materials relating to the offer by Heat Acquisition Corp., a Delaware corporation ("Purchaser") and an indirect, wholly owned subsidiary of RHI AG, an Austrian stock corporation ("Parent"), to purchase all the outstanding shares of common stock, par value $0.25 per share (together with the associated preferred share purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of October 31, 1995, as amended, between Global Industrial Technologies, Inc., a Delaware corporation (the "Company"), and The Bank of New York, the "Shares"), of the Company at a purchase price of $13.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer To Purchase and the related Letter of Transmittal enclosed herewith. We have been advised that the Rights are not applicable to the Offer, the Merger Agreement (as defined in the Offer To Purchase) or any of the transactions contemplated thereby. Holders of Shares ("Stockholders") whose certificates for such Shares (the "Certificates") are not immediately available or who cannot deliver their Certificates and all other required documents to the Depositary or complete the procedures for book-entry transfer on or prior to the Expiration Date (as defined in the Offer To Purchase) must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer To Purchase.

    WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL ACCOMPANYING THIS LETTER IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    Accordingly, we request instructions as to whether you wish to have us tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer To Purchase.

    Your attention is directed to the following:

    1. The tender price is $13.00 per Share, net to the seller in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer To Purchase.
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    2.  The Offer is conditioned upon, among other things: (i) there being validly tendered and not withdrawn prior to the Expiration Date that number of Shares of the Company that (together with any Shares then owned by Parent or any of its subsidiaries) constitutes at least a majority of the outstanding Shares, calculated on a fully diluted basis on the date of purchase, (ii) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and any applicable laws regulating competition, antitrust, investment or exchange controls in Germany and Mexico having expired or been terminated, and (iii) the Financing Condition (as defined in the Offer To Purchase). The Offer is also subject to certain other conditions. See Introduction and Sections 1, 9, 11 and 14 of the Offer To Purchase.

    3.  The Offer is being made for all outstanding Shares.

    4. Tendering Stockholders will not be obligated to pay brokerage fees or commissions to the Dealer Manager, the Depositary or the Information Agent, or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 10 of the Letter of Transmittal.

    5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Thursday, August 12, 1999, unless the Offer is extended.

    6. The Board of Directors of the Company (the "Company Board") has duly approved the Merger Agreement and the transactions contemplated thereby and determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are fair to and in the best interests of the Company and the Stockholders. The Company Board recommends that the Stockholders accept the Offer, tender their Shares pursuant to the Offer and approve and adopt the Merger Agreement.

    7. In all cases, payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates for the Shares (the "Certificates") or a timely Book-Entry Confirmation (as defined in the Offer To Purchase) with respect to the Shares, (ii) the appropriate Letter(s) of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed with any required signature guarantees (or, in the case of a book-entry transfer of Shares, an Agent's Message (as defined in the Offer To Purchase)), and (iii) all other documents required by the Letter of Transmittal. Accordingly, payments may not be made to all tendering Stockholders at the same time, and will depend upon when Certificates for, or confirmations of book-entry transfer of, such Shares are actually received by the Depositary.

    If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. An envelope to return your instructions to us is enclosed. IF YOU AUTHORIZE THE TENDER OF YOUR SHARES, ALL SUCH SHARES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED ON THE INSTRUCTION FORM SET FORTH BELOW.

    The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                      GLOBAL INDUSTRIAL TECHNOLOGIES, INC.
                                       BY
                             HEAT ACQUISITION CORP.
                      AN INDIRECT, WHOLLY OWNED SUBSIDIARY
                                       OF
                                     RHI AG

    The undersigned acknowledge(s) receipt of your letter, the enclosed Offer To Purchase, dated July 16, 1999, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Heat Acquisition Corp., a Delaware corporation (the "Purchaser") and an indirect, wholly owned subsidiary of RHI AG, an Austrian stock corporation, to purchase all of the outstanding shares of common stock, par value $0.25 per share (together with the associated preferred share purchase rights issued pursuant to the Rights Agreement, dated as of October 31, 1995, as amended, between Global Industrial Technologies, Inc., a Delaware corporation (the "Company"), and The Bank of New York, the "Shares"), of the Company, at a purchase price of $13.00 per share without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

    This will instruct you to tender to the Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

 Number of Shares to be Tendered: ______________________________________ Shares
 Date: ________________ , 1999

                                   SIGN HERE

 Signature(s): ________________________________________________________________

 Print Name(s):________________________________________________________________

 Print Address(es):____________________________________________________________

 ______________________________________________________________________________

 Area Code and Telephone Number(s):____________________________________________

 Taxpayer Identification or Social Security Number(s):_________________________

    * Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

THIS FORM MUST BE RETURNED TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT.

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